UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 29, 2009

EQUISTAR CHEMICALS, LP

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-76473	76-0550481
(Commission File Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 652-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 29, 2009 and February 2, 2009, Lyondell Chemical Company and its affiliates (including its wholly owned subsidiary, Equistar Chemicals, LP, collectively the “Borrowers”) which are parties to the debtor-in-possession financing (the “DIP Financing”) term sheet which was approved on an interim basis by the United States Bankruptcy Court for the Southern District of New York on January 8, 2009, entered into agreements with the lenders party thereto (i) extending the date by which definitive documentation for the DIP Financing must be entered into to February 6, 2009, (ii) extending the date by which the final order approving the DIP Financing must be entered to February 11, 2009 and (iii) waiving any defaults or events of default arising by reason of the definitive documentation not having been entered into and the final order not having been entered prior to the dates required by the DIP Financing term sheet. The Borrowers and the lenders continue to negotiate the definitive documentation for the DIP Financing. The final hearing with respect to the DIP Financing has been scheduled for February 10, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUISTAR CHEMICALS, LP

By:	/s/ Gerald A. O’Brien
Name:	Gerald A. O’Brien
Title:	Vice President, General Counsel and Secretary

Date: February 4, 2009